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                                                                    Exhibit 99.3

                       CONSENT OF DR. SAMUEL K. ACKERMAN

I hereby consent to being named as a person who will become a director of V.I. Technologies, Inc., a Delaware corporation ("VITEX"), in connection with the consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger and Reorganization (the "Agreement"), dated as of July 28, 1999, among VITEX, Pentose Pharmaceuticals, Inc., a Delaware corporation ("Pentose"), and the stockholders of Pentose listed on Schedule I to the Agreement, in the Registration Statement on Form S-4 to be filed by VITEX with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.



                                          Signature:/s/ Samuel K. Ackerman
                                                    ----------------------
                                                   Dr. Samuel K. Ackerman

Date: September 9, 1999.